Exhibit 99.1

WHX Corporation Reports Financial Results for First Quarter 2008

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--May 16, 2008--WHX Corporation (OTC: WXCP) (“WHX” or the “Company”) today announced financial results for the first quarter of 2008.

WHX reported a net loss of $6.2 million, on sales of $177.3 million for the three months ending March 31, 2008, compared to a net loss of $8.5 million on sales of $117.8 million for the same period in 2007. Of the total first quarter’s sales increase, $51.0 million was attributable to the acquisition of Bairnco Corporation in April of 2007. Basic and diluted net loss per common share was $0.62 for the first quarter of 2008, compared with basic and diluted net loss per common share of $0.85 in the same period of 2007.

The Company generated Consolidated EBITDA of $10.1 million in 2008, up from $2.3 million in 2007. We define EBITDA as net income before the effects of realized and unrealized losses on derivatives, interest expense, taxes, other income / expense, depreciation and amortization and pension credit. (See Note Regarding Use of Non-GAAP Financial Measurements below for definitions.)

“We are reasonably pleased with our results for the 2008 first quarter. Excluding our Bairnco acquisition and despite difficult economic conditions in several of our North American markets, WHX generated operating income and EBITDA well ahead of the comparable 2007 quarter,” said Glen Kassan, Vice Chairman and Chief Executive Officer of WHX. “I’m confident that the work that we have done in 2007 and into 2008, including the Bairnco acquisition and strengthening our senior management team, has positioned the Company for growth in 2008 and beyond.”

First Quarter Operating Results

Precious Metal Segment:

Precious Metal Segment sales in the quarter increased by $7.9 million to $45.7 million. The increase resulted primarily from higher precious metal prices, increased market share and new product sales. The Precious Metal Segment contributed $2.4 million to WHX’s total operating income in the first quarter of 2008, compared to an operating loss for the segment of $0.3 million in the first quarter of 2007. The 2007 operating results for this segment included losses of $1.2 million from operating facilities that have subsequently been sold.

Tubing Segment:

Tubing Segment sales increased by $0.3 million to $29.6 million. Strong growth in the petrochemical and shipbuilding markets serviced by the Stainless Steel Tubing Group were offset by weakness in the domestic and foreign refrigeration and transportation markets serviced by the Specialty Tubing Group. The Tubing Segment contributed $1.3 million to WHX’s operating income of in the first quarter of 2008, compared to an operating loss of $0.9 million in the same period of 2007. The improvement in operating income was principally due to improved operating efficiencies within the North American specialty tubing facilities.

Engineered Materials Segment:

Engineered Materials Segment sales increased by $0.3 million to $51.0 million as weakness in the new home construction market continued to impact the sector. The Engineered Materials Segment contributed $1.3 million to WHX’s operating income in the first quarter of 2008, compared to $2.1 million in the same period of 2007. Factors resulting in lower operating income included aforementioned weakness in the domestic housing market and an increase in volume of lower margin private label products.

Bairnco Segments:

Bairnco Corporation was acquired by WHX in April 2007. The three Bairnco Segments (Arlon Electronic Materials (EM), Arlon Coated Materials (CM), and Kasco) generated $51.0 million of net sales in the first quarter of 2008, which contributed $16.1 million to WHX’s gross profit and increased the Company’s consolidated gross profit percentage by 3.4%. Arlon EM, Arlon CM, and Kasco contributed $1.2 million, ($1.1 million), and $0.8 million, respectively, to the Company’s operating profit in the first quarter. Included in operating income within the Arlon EM segment is $0.4 million of amortization expense related to intangibles recorded as part of the purchase price of the WHX acquisition of Bairnco. Also included in operating income are expenses of $0.6 million related to move costs to consolidate the two Arlon CM plants into one plant. In addition to the direct move costs, the results of the quarter were negatively impacted by operating inefficiencies during the move. Management expects that the consolidation of the plants will result in future cost savings and operating efficiencies. Bairnco maintains strong positions in its three business segments and following its acquisition by WHX is executing plans to improve sales, plant level operations and profit margins while reducing working capital.

Other developments:

On October 18, 2007, WHX filed a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) for a rights offering to its existing stockholders. WHX filed amendments to the S-1 registration on 11/30/07, 12/21/07 and 4/14/08. The purpose of this rights offering is to raise equity capital in a cost-effective manner that gives all of our stockholders the opportunity to participate. The net proceeds will be used to (i) make partial payments to certain senior lenders, to certain wholly-owned subsidiaries of WHX and/or to contribute to the working capital of such subsidiaries, (ii) redeem preferred stock which is held by Steel Partners, and was issued by a wholly-owned subsidiary of WHX, (iii) purchase shares of common stock of CoSine Communications, Inc. from Steel Partners, (iv) repay WHX indebtedness to Steel Partners, and (v) repay indebtedness of wholly-owned subsidiaries of WHX to Steel Partners. The proposed rights offering, if fully subscribed could provide WHX with gross proceeds of $200 million. While a registration statement relating to these securities has been filed with the SEC, it has not yet become effective.

Note Regarding Presentation of Non-GAAP Financial Measures:

The financial data contained in this press release includes non-GAAP financial measures, including “Consolidated EBITDA”. We are presenting EBITDA because we believe that it provides useful information to investors about WHX, our business and our financial condition. We define EBITDA as net income before the effects of realized and unrealized losses on derivatives, interest expense, taxes, other income / expense, depreciation and amortization and pension credit. We believe EBITDA is useful to investors because it is one of the measures used by our board of directors and management to evaluate our business, including in our internal management reporting, budgeting and forecasting processes, in comparing our operating results across our business, as an internal profitability measure, as a component in evaluating our ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation. Further, we believe that Consolidated EBITDA is a measure of leverage capacity and the Company’s ability to service its debt.

However, Consolidated EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from Consolidated EBITDA are significant components in understanding and assessing financial performance. Therefore, Consolidated EBITDA should not be considered a substitute for Net income (loss) or cash flows from operating, investing, or financing activities. Because EBITDA is calculated before recurring cash charges including realized and unrealized losses on derivatives, interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of EBITDA as an analytical tool, including the following:

--	EBITDA does not reflect our net realized and unrealized losses on derivatives;

--	EBITDA does not reflect our interest expense;

--	EBITDA does not reflect our tax expense or the cash requirements to pay our taxes; and

--
although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect the cash requirements for such replacement.

--	EBITDA does not include pension credit

We compensate for these limitations by relying primarily on our GAAP financial measures and by using EBITDA only supplementally. We believe that consideration of EBITDA, together with a careful review of our GAAP financial measures, is the most informed method of analyzing our company.

The Company reconciles Consolidated EBITDA to Net income (loss), which reconciliation is set forth below. Because Consolidated EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Consolidated EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the 2007 Form 10-K.

WHX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
	(in thousands except per share)
Net sales	$177,277	$117,837
Cost of goods sold	136,473	98,355

Gross profit	40,804	19,482

Selling, general and administrative expenses	34,280	18,775
Loss (gain) on disposal of assets	(22)	130

Income from operations	6,546	577
Other:
Interest expense	10,371	7,570
Realized and unrealized loss on derivatives	1,627	691
Other (income) expense	(51)	140

Loss before taxes	(5,401)	(7,824)

Tax provision	811	709

Net loss	(6,212)	(8,533)

Basic and diluted per share of common stock

Net loss per share	$(0.62)	$(0.85)

WHX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2008	December 31, 2007
	(Dollars and shares in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$5,013	$6,090
Accounts receivable - net	110,045	89,546
Inventories	85,542	83,709
Deferred income taxes	3,433	3,339
Other current assets	11,554	12,023
Total current assets	215,587	194,707

Property, plant and equipment at cost, less accumulated depreciation and amortization	123,677	124,336
Goodwill	64,567	64,317
Other intangibles, net	39,167	39,892
Other non-current assets	18,195	18,337
	$461,193	$441,589

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities:
Trade payables	$55,106	$49,053
Accrued environmental liability	7,576	7,805
Accrued liabilities	42,785	40,308
Accrued interest expense - related party	23,802	19,615
Current portion of long-term debt	11,223	7,513
Short-term debt - related party	5,100	5,100
Short-term debt	61,522	50,180
Deferred income taxes	142	142
Total current liabilities	207,256	179,716

Long-term debt	138,782	141,678
Long-term debt - related party	156,676	154,901
Accrued pension liability	13,429	15,653
Other employee benefit liabilities	7,751	7,595
Deferred income taxes	8,377	8,217
Other long-term liabilities	3,810	3,374
	536,081	511,134

Stockholders’ (Deficit) Equity:
Preferred stock- $.01 par value; authorized 5,000 shares; issued and outstanding 0 shares	-	-
Common stock - $.01 par value; authorized 95,000 and 50,000 shares, respectively; issued and outstanding 10,000 shares	100	100
Warrants	-	1,287
Accumulated other comprehensive loss	(31,879)	(32,559)
Additional paid-in capital	397,224	395,748
Accumulated deficit	(440,333)	(434,121)
	(74,888)	(69,545)
	$461,193	$441,589

WHX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2008	2007
	(in thousands)
Cash flows from operating activities:
Net loss	$(6,212)	$(8,533)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,348	3,124
Non-cash stock based compensation	69	168
Amortization of debt related costs	355	1,086
Payment in kind interest on related party debt	1,775	-
Deferred income taxes	66	65
(Gain) loss on asset dispositions	(22)	130
Equity in after-tax income of affiliated companies	(13)	(18)
Unrealized gain on derivatives	(162)	(41)
Reclassification of net cash settlements on derivative instruments	1,789	732
Decrease (increase) in operating assets and liabilities, net of effect of acquisitions:
Trade receivables	(19,890)	(12,570)
Inventories	(1,565)	2,261
Other current assets	583	151
Accrued interest expense-related party	4,188	3,822
Other current liabilities	5,521	(642)
Other items-net	98	48
Net cash used in operating activities	(8,072)	(10,217)

Cash flows from investing activities:
Plant additions and improvements	(3,523)	(1,003)
Net cash settlements on derivative instruments	(1,789)	(732)
Proceeds from sales of assets	78	3,633

Net cash provided by (used in) investing activities	(5,234)	1,898

Cash flows from financing activities:
Proceeds from term loans - domestic	4,000	-
Proceeds from term loans - foreign	3	-
Net revolver borrowings (repayments)	11,291	11,558
Repayments of term loans - foreign	(136)	(120)
Repayments of term loans - domestic	(3,509)	(3,339)
Deferred finance charges	(1,146)	(170)
Net change in overdrafts	1,577	(876)
Net cash provided by financing activities	12,080	7,053
Net change for the period	(1,226)	(1,266)
Effect of exchange rate changes on net cash	149	30
Cash and cash equivalents at beginning of period	6,090	4,776
Cash and cash equivalents at end of period	$5,013	$3,540

WHX CORPORATION
CONDENSED CONSOLIDATED SEGMENT DATA
(Unaudited)

	Three Months Ended March 31,
	2008	2007
	(in thousands)
Net sales

Precious Metal	$45,688	$37,762
Tubing	29,626	29,337
Engineered Materials	51,009	50,738
Arlon Electronic Materials (a)	16,404	-
Arlon Coated Materials (a)	17,675	-
Kasco (a)	16,875	-
Net sales	$177,277	$117,837

Segment operating income (loss)
Precious Metal	$2,397	$(271)
Tubing	1,273	(900)
Engineered Materials	1,264	2,073
Arlon Electronic Materials (a)	1,157	-
Arlon Coated Materials (a)	(1,108)	-
Kasco (a)	833	-
	5,816	902

Unallocated corporate expenses	1,091	1,445
Unallocated pension expense (credit)	(1,800)	(1,250)
Loss (gain) on disposal of assets	(22)	130

Income from operations	6,547	577

Interest expense	10,371	7,570
Realized and unrealized loss on derivatives	1,627	691
Other (income) expense	(51)	140

Loss before taxes	(5,400)	(7,824)

Tax provision	811	709

Net loss	$(6,211)	$(8,533)

(a)  Bairnco was acquired on April 13, 2007 and thus, these segments do not appear in the period ended March 31, 2007.

Supplemental Non-GAAP Disclosures
Consolidated EBITDA

	Three Months Ended
	March 31,
	2008	2007
	(amounts in thousands)

Net loss	$(6,211)	$(8,533)
Add:
Tax provision	811	709
Interest expense	10,371	7,570
Realized and unrealized loss on derivatives	1,627	691
Depreciation & amortization	5,348	3,124
Pension credit	(1,800)	(1,250)
EBITDA	$10,146	$2,311

About the Companies

Handy & Harman, a subsidiary of WHX Corporation, is a diversified manufacturer and the “parent” of a family of materials engineering and specialty manufacturing companies. Its products include specialty fasteners, engineered materials, stainless steel tubing, specialty tubing and fabricated precious metals, brazing soldering fluxes and alloys of precious and non-precious metals. Handy & Harman’s strategic business units encompass three reportable segments: precious metal, tubing and engineered materials.

WHX is a holding company that invests in and manages a group of businesses on a decentralized basis. Apart from owning Handy & Harman, WHX acquired Bairnco Corporation in April 2007. Bairnco is a diversified multinational manufacturing company that operates business units in three reportable segments: Arlon Electronic Materials, Arlon Coated Materials and Kasco replacement products and services.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, general economic conditions, the ability of the Company to market and sell its products, and the effects of competition and pricing. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there cannot be assurance that any forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in any forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

CONTACT:    WHX Corporation
         Glen Kassan, Vice Chairman and Chief Executive Officer
                 914-461-1260